                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                 AMENDMENT NO. 1

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                    SEPTEMBER 8, 2000 (AUGUST 24, 2000)
             Date of Report (Date of earliest event reported)


                             AVAX TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)


           DELAWARE                   000-29222                13-3575874
(State or other jurisdiction   (Commission File Number)      (IRS Employer
       of incorporation)                                  Identification Number)


                           4520 MAIN STREET, SUITE 930
                              KANSAS CITY, MO 64111
                    (Address of principal executive offices)


                                 (816) 960-1333
              (Registrant's telephone number, including area code)

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a) AND (b)   FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL STATEMENTS.

          On August 24, 2000, the Company completed its acquisition of GPH, S.A. ("Holdings") and Genopoietic S.A. ("Genopoietic") each a French societe anonyme based in Paris, France. As previously announced, under the terms of the Stock Contribution Agreement dated as of July 17, 2000, as amended by that certain Agreement dated as of August 24, 2000 (the "Tax Agreement") (the "Contribution Agreement"), 100% of the outstanding shares of both Holdings, which is the majority shareholder of Genopoietic, and Genopoietic have been contributed to the Company by the shareholders of those two entities in exchange for an aggregate of 800,000 shares of the Company's common stock. Of the 800,000 shares, an aggregate of 659,756 shares issued to Professors David R. Klatzmann and Jean-Loup Salzmann, who were the two primary shareholders of Holdings, have been placed in escrow in large part to secure their indemnification obligations under the Contribution Agreement. Each of Professors Klatzmann and Salzmann also received $2,500.

          Professors Klatzmann and Salzmann have signed consulting agreements with AVAX International Services, Inc, an affiliate of the Company, to advance the interests of both the Company and Genopoietic. Pursuant to the Rights Agreements dated as of August 24, 2000 between the Company and each of Professors Klatzmann and Salzmann, Professors Klatzmann and Salzmann also each have the right to acquire up to an additional 1,100,000 shares of the Company's common stock, upon the successful and timely achievement of development and commercialization milestones by Genopoietic.

         The following financial statements for the acquired business are filed with this Amendment:

1. Consolidated Financial Statements of GPH, S.A for the years ended December 31, 1999 and 1998, With Report of Independent Auditors.
2. Unaudited Consolidated Financial Statements of GPH, S.A. for the Six-Month Period ended June 30, 2000 and 1999.
3. Unaudited Pro Forma Combined Balance Sheet at June 30, 2000 for AVAX Technologies, Inc. and GPH, S.A.
4.        Notes to the Unaudited Pro Forma Combined Balance Sheet.
5. Unaudited Pro Forma Combined Statements of Operations for the Six Months Ended June 30, 2000 for AVAX Technologies, Inc. and GPH, S.A.
6. Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1999 for AVAX Technologies, Inc. and GPH, S.A.
7.        Notes to Unaudited Pro Forma Combined Statements of Operations.

          (c)  EXHIBITS.

          10.3 Rights Agreement dated as of August 24, 2000 between the Company and Professor David R. Klatzmann (an identical agreement was entered into between the Company and Professor Jean-Loup Salzmann).

23.1      Consent of  Ernst & Young Audit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    AVAX TECHNOLOGIES, INC.

Date:  November 6, 2000

                                               By: /s/ David L. Tousley
                                                  -----------------------------
                                               Name:    David L. Tousley
                                               Title:   Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBIT NUMBER      DESCRIPTION
--------------      -----------
   10.3             Klatzmann Rights Agreement dated as of August 24, 2000.

   23.1             Consent of  Ernst & Young Audit.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                   G.P.H. S.A.

                     YEARS ENDED DECEMBER 31, 1999 AND 1998
                       WITH REPORT OF INDEPENDENT AUDITORS

                                  G.P.H., S.A..
                        Consolidated Financial Statements


Years ended December 31, 1999 and 1998


                                    CONTENTS

Report of Independent Auditors...........................................................................1

Consolidated Financial Statements

Consolidated Balance Sheets as of December 31, 1999 and 1998.............................................2
Consolidated Statements of Operations for the years ended December 31, 1999 and 1998.....................3
Consolidated Statements of Cash Flows for the years ended December 31, 1999 and 1998.....................4
Consolidated Statements of Stockholders' Equity (Deficit) for the years ended
   December 31, 1999 and 1998............................................................................5
Notes to Consolidated Financial Statements...............................................................6

                         Report of Independent Auditors


The Board of Directors and Stockholders
G.P.H. S.A. and its subsidiary

We have audited the accompanying consolidated balance sheet of G.P.H. S.A. and its subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of G.P.H. S.A. and its subsidiary at December 31, 1999 and 1998 and the consolidated results of their operations and their cash flows for the years ended December 31, 1999 and 1998 in conformity with accounting principles generally accepted in the United States.


                                                         /s/ Ernst & Young Audit



Paris, France
September 13, 2000

                         G.P.H. S.A. and its Subsidiary
                           Consolidated Balance Sheets
      (Amounts in thousands of French francs except as otherwise specified)


                                                                                            DECEMBER 31,

                                                                                       1999            1998
ASSETS
Current assets:
   Cash and cash equivalents                                                         1,871            1,610
   Accounts receivable, less allowance for doubtful accounts of FF0                    632              685
   Prepaid expenses and other current assets                                         2,955            2,811
                                                                              ----------------------------------
Total current assets                                                                 5,458            5,106

Property and equipment, at cost
   Computer and other equipment                                                      2,073            1,431
   Furniture and fixtures                                                              385              278
                                                                              ----------------------------------
                                                                                     2,458            1,709
   Less accumulated depreciation                                                   (1,325)            (948)
                                                                              ----------------------------------
Property and equipment, net                                                          1,133              761
Investments, loans and deposits, less accumulated amortization of FF85 in               17               52
1999 and FF50 in 1998
Research & Development tax credit receivable                                         1,955            1,338
                                                                              ----------------------------------
Total assets                                                                         8,563            7,257
                                                                              ==================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities                                          5,615            3,426
   Accrued payroll and related expenses                                                481              393
   VAT payable                                                                         694              377
                                                                              ----------------------------------
Total current liabilities                                                            6,790            4,196

ANVAR long term debt                                                                 1,800            1,303

Minority interest                                                                        -              109
Stockholders' equity:
  Common stock (100 shares, par value at FF 2,500)                                     250              250
  Additional paid-in capital                                                        10,575           10,575
  Retained earnings (deficit)                                                     (10,852)          (9,176)
                                                                              ----------------------------------
Total stockholders' equity                                                            (27)            1,649
                                                                              ----------------------------------
Total liabilities and stockholders' equity                                           8,563            7,257
                                                                              ==================================

SEE ACCOMPANYING NOTES.

                         G.P.H. S.A. and its Subsidiary

                      Consolidated Statements of Operations
      (Amounts in thousands of French francs except as otherwise specified)


                                                             YEAR ENDED DECEMBER 31,

                                                                1999              1998
                                                    -------------------------------------
Revenues from contract manufacturing                            2,921              925
Research and development revenues                               3,000            4,000
                                                    -------------------------------------
                                                                5,921            4,925
Costs and expenses:
   Cost of contract manufacturing                               2,574            1,356
   Research and development                                     4,830            3,805
   Selling and marketing                                          655              632
   General and administrative                                   1,728            1,425
                                                    -------------------------------------
                                                                9,787            7,218

Operating loss                                                 (3,866)          (2,293)

Other income (expense):
   Other income                                                   506              543
   Interest expense                                              (47)             (69)
                                                    -------------------------------------
Loss before income taxes and minority                          (3,407)          (1,819)
   interest in loss of consolidated subsidiary

   Minority interest in loss of consolidated                      109              172
   subsidiary

                                                    -------------------------------------
                                                              (3,298)          (1,647)

   Income tax benefit                                           1,622              132
                                                    -------------------------------------
Net loss                                                       (1,676)          (1,515)
                                                    =====================================

SEE ACCOMPANYING NOTES.

                         G.P.H. S.A. and its Subsidiary

                      Consolidated Statements of Cash Flows
      (Amounts in thousands of French francs except as otherwise specified)


                                                                            YEAR ENDED DECEMBER 31,

                                                                          1999              1998
                                                                     ------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                (1,676)           (1,515)
Adjustments to reconcile net loss to net cash provided by (used
   in) operating activities:
     Depreciation and amortization                                          366               398
     Minority interest in net loss                                        (109)             (172)
     Gain from sale of interest in consolidated subsidiary                (117)                 -
     Unrealized gain on short term investments                             (17)              (29)
Changes in operating assets and liabilities:
       Accounts receivable                                                   53             1,038
       Prepaid expenses and other current assets                          (713)              (69)
       Accounts payable and accrued liabilities                           2,186                56
       Accrued payroll and related expenses                                  88              (69)
       VAT payable                                                          317              (91)
                                                                     ------------------------------------
Net cash provided by (used in) operating activities                         378             (453)
                                                                     ------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment                                (748)             (407)
                                                                     ------------------------------------
Net cash used in investing activities                                     (748)             (407)
                                                                     ------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of Anvar debt                                                     500               700
Proceeds received from sale of interest in consolidated                    131                 -
   subsidiary
Proceeds received from called up capital                                     -               150
                                                                    ------------------------------------
Net cash provided by financing activities                                  631               850
                                                                    ------------------------------------
Net increase (decrease) in cash and cash equivalents                       261              (10)
Cash and cash equivalents at beginning of year                           1,610             1,620
                                                                    ------------------------------------
Cash and cash equivalents at end of year                                 1,871             1,610
                                                                    ====================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid                                                               11                13
                                                                    ====================================

                                              SEE ACCOMPANYING NOTES.

                         G.P.H. S.A. AND ITS SUBSIDIARY

                 Consolidated Statements of Shareholders' Equity
      (Amounts in thousands of French francs except as otherwise specified)


                                                            ADDITIONAL                          TOTAL
                                                             PAID-IN     PROFIT/(DEFICIT)    STOCKHOLDERS'
                                          COMMON STOCK       CAPITAL      ACCUMULATED         EQUITY
                                       -------------------
                                        SHARES   AMOUNT
                                       --------------------------------------------------------------------
Balance at December 31, 1997             100       250       10,575         (7,661)            3,164

   Net loss                                         -           -           (1,515)           (1,515)

                                       --------------------------------------------------------------------
Balance at December 31, 1998             100       250       10,575         (9,176)            1,649

   Net loss                                         -           -           (1,676)           (1,676)

                                       --------------------------------------------------------------------
Balance at December 31, 1999             100       250       10,575         (10,852)            (27)
                                       ====================================================================

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

G.P.H. S.A. (the "Company") is incorporated as a societe anonyme or limited liability corporation under the laws of the Republic of France. The Company was organized in 1993 to develop gene therapy applications and market gene therapy treatments for cancer.

The Company's business is subject to significant risks consistent with biotechnology companies that are developing products for human therapeutic use. These risks include, but are not limited to, uncertainties regarding research and development, access to capital, obtaining and enforcing patents, receiving regulatory approval, and competition with other biotechnology and pharmaceutical companies. The Company plans to continue to finance its operations with a combination of equity and debt financing and, in the longer term, revenues from operations, if any. However, there can be no assurance that it will successfully develop any product or, if it does, that the product will generate any or sufficient revenues.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of G.P.H. S.A. and its 88.6% and 89.8%owned and controlled subsidiary Genopoietic S.A. as of December 31, 1999 and 1998, respectively. All significant intercompany balances and transactions have been eliminated.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

REVENUE RECOGNITION

Research and development revenues are recognized upon installments scheduled in the contracts concluded by the Company. Revenues from contract manufacturing are recognized upon shipment. Costs incurred under these contracts are considered costs in the period incurred, regardless of when the related revenue is recognized but generally correspond to when the revenue is recognized.

CASH EQUIVALENTS

For purposes of reporting cash flows, the Company considers all highly liquid financial instruments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

The Company uses the FIFO method for the valuation of its inventories. The Company's inventories include raw materials and supplies for an amount of FF 323,000 and FF 295,000 as of December 31, 1999 and 1998, respectively. Inventories are included in prepaids and other current assets in the balance sheet. Provision is made for obsolete and slow-moving inventories. The provision was FF 46,000 in 1998. No provision was booked in 1999.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives which range from three to seven years.

RESEARCH AND DEVELOPMENT COSTS AND RELATED TAX CREDIT

Research and development costs, including payments related to patents rights and license agreements, are expensed when incurred. Such expenses form the basis for a tax credit in France which is recorded as a current tax benefit in the period in which the qualifying expenses are incurred and the credit claimed. The credit is recoverable in cash, if not used to offset taxes payable in the fourth year following its generation. The tax credit totaled FF 2,983,000 and FF 2,719,000 at December 31, 1999 and December 31,1998, respectively. Of the total amount receivable as of December 31, 1999 FF 1,028,000 is recoverable in 2000. Of the total amount receivable as of December 31, 1998 FF 1,381,000 was recovered in 1999. Current portion of tax credit is recorded in prepaids and other current assets.

INCOME TAXES

The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and taxes bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when differences are expected to reverse. A valuation allowance is recorded if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

FAIR VALUES OF FINANCIAL INSTRUMENTS

Fair values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate cost due to the short period of time to maturity. Fair values of long-term debt, which have been determined based on borrowing rates currently available to the Company for loans with similar terms of maturity, approximate the carrying amounts in the consolidated financial statements.

2. ANVAR DEBT

The Company receives financial support from a French governmental agency (Anvar). The grants which are subject to conditions specifying that non-compliance with such conditions could result in the forfeiture of all or a portion of the future amounts to be received, as well as the repayment of all or a portion of amounts received to date, are accounted for as long term debt. The balance of FF 1,800,000 as at December 31, 1999, in case of commercialization of the product, is reimbursable based on an annual royalty equal to 47% of the revenue related to the project. As such, the total amount of grant proceeds received is recorded as a liability in the accompanying consolidated balance sheets. In case of failure or partial success, the grant will not be reimbursable, except for an amount of FF 400,000 due by December 21, 2001.

3. LICENSE AND RESEARCH AGREEMENTS

In September 1994, the Company entered into an agreement with an university, Universite Pierre et Marie Curie (UPMC) for the exclusive license of certain patents and know-how in order to manufacture, use and sell the products, methods and derivatives defined in the agreement. The Company made a one time payment of FF 600,000 which represents a lump sum contribution to the expenses incurred by UPMC before January 1, 1994. The arrangement also includes the payment of yearly royalties amounting to 7% of the net turnover until the grant obtained from ANVAR in respect of the patents concerned is reimbursed, and 3,5% of the net turnover after the achievement of the reimbursement. The royalties may not be inferior to FF 1,000,000 for the years following the year in which the first commercialization occurred. This minimum royalty is the counterpart of the exclusivity granted to the Company. During the period of the contract, the Company must reimburse the expenses incurred by UPMC for the taking out and maintenance of patents. The Company has never generated any revenue from this agreement and has therefore not paid any royalty to UPMC. As such, the lump sum payment as well as the expenses reimbursed to UPMC have been expensed.

The Company has concluded at the same period a sub-licensing agreement with its subsidiary upon the prior approval of UPMC. This agreement has the same characteristics as the UPMC contract.

The agreement will be terminated at the expiration of the last patent delivered and licensed (i.e. for French patents, 20 years after their taking out). In the case of no patent delivery, the agreement will be terminated no later than ten years after the last notice of patent refusal.

In January 1998, the Company entered into a research agreement with Rhone Poulenc Rorer. The object of this contract is to define the collaboration of research concerning the gene therapies HSV1-TK and GMCSF, and also to define the terms and conditions of a co-exclusive sub-license of certain patents in various countries. Rhone Poulenc's contribution to the expenses relating to the research totaled FF 7,000,000. This agreement expired in 1999.

4. INCOME TAXES

Significant components of the Company's deferred tax assets consist of the following :


-------------------------------------------------------------------------------------
In thousands of French francs                                           DECEMBER 31,
                                                                     1999        1998
-------------------------------------------------------------------------------------
Deferred tax assets :

Net operating loss carry forwards                                   1,703         904
Research and development costs capitalized and amortized for tax    4,350       3,624
purposes

Other                                                                   -         394
Total deferred tax assets                                           6,053       4,922
-------------------------------------------------------------------------------------
Valuation allowance                                                (6,053)     (4,922)

-------------------------------------------------------------------------------------
Net deferred tax                                                        -           -
=====================================================================================

As of December 31, 1999, the Company had French net operating loss carry forwards of approximately FF 4,258,000 of which FF 4,180,000 has no expiration date.

5. COMMITMENTS

The Company leases their Paris and Lyon office space under non-cancelable operating leases. Under the lease agreements, the Company may cancel the agreements without indemnity every three years or may renew the lease for a period up to nine years. Rent expense under these agreements was approximately FF 347,000 and FF 349,000 for the years ended December 31, 1999 and 1998, respectively.

Future minimum lease payments under the non cancelable operating leases, assuming leases are terminated after the current three years period are as follows at December 31, 1999, in thousand French francs :


    YEAR ENDING
    DECEMBER 31,          AMOUNT
---------------------------------------
        2000               683
        2001               917
        2002               691
        2003               345
                    -------------------
       Total              2,636
                    ===================

The above schedule includes the new lease signed on August 11, 2000 described in the following footnote.

6. SUBSEQUENT EVENTS

The Company was bought by Avax Technologies, Inc. on August 23, 2000.

The Company entered into a new lease agreement on August 11, 2000 under which the Company may cancel the agreement without indemnity every three years or may renew the lease for a period up to nine years. The annual rent amounts to FF 690,600.

                         CONSOLIDATED FINANCIAL STATEMENTS
                                   G.P.H. S.A.

                          SIX MONTHS ENDED JUNE 30, 2000
                                    AND 1999

                                  (UNAUDITED)

                                  G.P.H., S.A..
                        Consolidated Financial Statements
                                   (Unaudited)

                     SIX MONTHS ENDED JUNE 30, 2000 AND 1999


                                    CONTENTS


CONSOLIDATED FINANCIAL STATEMENTS:

     Consolidated Balance Sheets as of June 30, 2000 and December 31, 1999...............................2
     Consolidated Statements of Operations for the six months ended June 30, 2000 and 1999...............3
     Consolidated Statements of Cash Flows for the six months ended June 30, 2000 and 1999...............4
     Notes to Consolidated Financial Statements..........................................................5

                                  G. P. H. S.A.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


                                                                                DECEMBER 31,           JUNE 30,
                                                                                   1999                  2000
                                                                           -------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                                 $        287,049      $        31,439
   Accounts receivable                                                                 96,961              272,761
   Prepaid expenses and other current assets                                          455,964              301,039
                                                                           -------------------------------------------
Total current assets                                                                  839,974              605,239
Property, plant and equipment at cost                                                 377,106              422,240
   Less accumulated depreciation                                                      203,281              222,254
                                                                           -------------------------------------------
Net furniture and equipment                                                           173,825              199,986
Research and development tax credit receivable                                        299,936              299,936
                                                                           -------------------------------------------
Total assets                                                               $        1,313,735      $     1,105,161
                                                                           ===========================================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable and accrued liabilities                                $        1,041,722      $       996,679
                                                                           -------------------------------------------
Total current liabilities                                                           1,041,722              996,679

Long-term debt payable                                                                276,156              276,156


Stockholders' deficit:
   Common stock, Par value 2,500 French Francs ($414 USD):
   Authorized, issued and outstanding shares - 100                                     41,435               41,435
   Additional paid-in capital                                                       1,752,700            1,752,700
   Foreign currency translation adjustment                                                953                2,077
   Accumulated deficit                                                             (1,799,231)          (1,963,886)
                                                                           -------------------------------------------
Total stockholders' deficit                                                            (4,143)            (167,674)
                                                                           -------------------------------------------
Total liabilities and stockholders' deficit                                $        1,313,735      $     1,105,161
                                                                           ===========================================

SEE ACCOMPANYING NOTES

PAGE 2.

                                  G. P. H. S.A.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                                       SIX MONTHS ENDED
                                                                                           JUNE 30,
                                                                                   1999                2000
                                                                             ------------------ -------------------
Revenues:

     Contract service revenue                                                $        260,877   $        336,628
     Research funding revenue                                                         211,302            264,326
                                                                             ------------------ -------------------
                                                                                      472,179            600,954
Costs and expenses:

  Cost of contract manufacturing                                                      169,042            148,263
  Research and development                                                            344,097            460,302
  Marketing and selling                                                                29,257              8,343
  General and administrative                                                          121,905            153,092
                                                                             ------------------ -------------------
Total costs and expesnse                                                              664,301            770,000

                                                                             ------------------ -------------------
Total operating loss                                                                 (192,122)          (169,046)
Other income (expense):
   Interest income                                                                      2,438              3,805
   Minority interest in loss of
     consolidated subsidiary                                                           17,717                 --
   Other, net                                                                               --               586

                                                                             ------------------ -------------------

Total other income (expense)                                                           20,155              4,391
                                                                             ------------------ -------------------

Net loss                                                                     $       (171,967)  $       (164,655)
                                                                             ================== ===================


SEE ACCOMPANYING NOTES.

                                  G. P. H. S.A.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                                         SIX MONTHS ENDING
                                                                                             JUNE 30,
                                                                                     1999               2000
                                                                                -----------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                                                             $  (171,967)    $ (164,655)
Adjustments to reconcile net loss to net cash provided by (used in)
   operating activities:
     Depreciation and amortization                                                         4,270          18,973
     Minority interest in net loss                                                       (17,717)             -
Changes in operating assets and liabilities:
       Accounts receivable                                                              (171,566)       (175,800)
       Prepaid expenses and other current assets                                         517,332         154,925
       Accounts payable and accrued liabilities                                         (154,350)        (45,043)
                                                                                -----------------------------------
Net cash provided by (used in) operating activities                                       6,002         (211,600)
                                                                                -----------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Purchases of property, plant and equipment                                            (20,145)        (45,134)
                                                                                -----------------------------------
Net cash used in investing activities                                                    (20,145)        (45,134)
                                                                                -----------------------------------

Effect of exchange rate changes on cash                                                      223           1,124

                                                                                -----------------------------------
Net decrease in cash and cash equivalents                                                (13,920)       (255,610)
Cash and cash equivalents at beginning of period                                         273,200         287,049
                                                                                -----------------------------------
Cash and cash equivalents at end of period                                           $   259,280     $    31,439
                                                                                ===================================


SEE ACCOMPANYING NOTES.

                   Notes to Consolidated Financial Statements

                                  June 30, 2000

                                   (Unaudited)

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

G.P.H. S.A. (the "Company") is incorporated as a societe anonyme or limited liability corporation under the laws of the Republic of France. The Company was organized in 1993 to develop gene therapy applications and market gene therapy treatments for cancer.

The Company's business is subject to significant risks consistent with biotechnology companies that are developing products for human therapeutic use. These risks include, but are not limited to, uncertainties regarding research and development, access to capital, obtaining and enforcing patents, receiving regulatory approval, and competition with other biotechnology and pharmaceutical companies. The Company plans to continue to finance its operations with a combination of equity and debt financing and, in the longer term, revenues from operations, if any. However, there can be no assurance that it will successfully develop any product or, if it does, that the product will generate any or sufficient revenues.

The Company was acquired by AVAX Technologies, Inc. on August 24, 2000.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of G.P.H. S.A. and its 88.6% owned and controlled subsidiary Genopoietic S.A. as of June 30, 2000 and December 31, 1999. All significant intercompany balances and transactions have been eliminated.

FUNCTIONAL CURRENCY

The Company's functional currency is the French Franc. For purposes of presentation herein, the Company's financial statements have been translated into the reporting currency of AVAX, the U.S. dollar. The translation rates used for assets and liabilities were end of period rates, while the statement of operations amounts were translated using a weighted average rate for the period.

                             AVAX Technologies, Inc.
                     Combined Pro-Forma Financial Statements
                                   (Unaudited)


                                    CONTENTS

PRO FORMA FINANCIAL INFORMATION:

1. Unaudited Pro Forma Combined Balance Sheet at June 30, 2000 for AVAX Technologies, Inc. and G.P.H. S.A.

2.  Notes to Unaudited Pro Forma Combined Balance Sheet.

3. Unaudited Pro Forma Combined Statements of Operations for six months ended June 30, 2000 for AVAX Technologies, Inc. and G.P.H. S.A.

4. Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1999 for AVAX Technologies, Inc. and G.P.H. S.A.

5.  Notes to Unaudited Pro Forma Combined Statements of Operations.

                             AVAX Technologies, Inc.
          Pro Forma Combined Statements of Operations and Balance Sheet

     On August 24, 2000, the Company completed its acquisition of GPH, S.A. ("Holdings") and Genopoietic S.A. ("Genopoietic"), each a French societe anonyme based in Paris, France. In this transaction, 100% of the outstanding shares of both Holdings, which is the majority shareholder of Genopoietic, and Genopoietic have been contributed to the Company by the shareholders of those two entities in exchange for an aggregate of 800,000 shares (fair market value of $7,600,000 as of August 24, 2000) of the Company's common stock and $5,000 in cash consideration. Pursuant to the Rights Agreements dated as of August 24, 2000 between AVAX Technologies, Inc and each of Professors Klatzmann and Salzmann (shareholders of G.P.H. S.A.), Professors Klatzmann and Salzmann also each have the right to acquire up to an additional 1,100,000 shares of the Company's common stock, upon the successful and timely achievement of development and commercialization milestones by Genopoietic. These contingent shares have not been recorded as part of the acquisition of Holdings.

As a result of the acquisition of Holdings and Genopoeitic on August 24, 2000, the pro-forma combined balance sheet as of June 30, 2000 the pro forma combined and statements of operations for the six months ended June 30, 2000 and year ended December 31, 1999 have been prepared. These statements include certain adjustments (" pro-forma adjustments") necessary to present the financial position and results of operations as if the transaction had occurred prior the actual acquisition date.

The following unaudited pro forma combined financial information should be read in conjunction with AVAX's historical statements, as reported in AVAX's annual report on Form 10-KSB and quarterly reports on Form 10-QSB, as well as the form 8-K filed September 8, 2000 and in this filing on the form 8-K/A. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Holdings and Subsidiary been consummated in accordance with the assumptions set forth above, nor it is necessarily indicative of future operating results or financial position.

                             AVAX TECHNOLOGIES, INC.
                        COMBINED PRO-FORMA BALANCE SHEETS
                                   (UNAUDITED)


                                                  AVAX            (A)                                           PRO-FORMA
                                             TECHNOLOGIES,    G.P.H. S.A.       PRO-FORMA                       JUNE 30,
                                                  INC.        CONSOLIDATED     ADJUSTMENTS                        2000
                                              CONSOLIDATED
                                                       HISTORICAL
                                            ---------------------------------
ASSETS
                                            ----------------------------------------------------------------------------------
Current assets:
   Cash and cash equivalents                $    8,031,145  $       31,439                -                   $    8,062,584
   Marketable securities                        25,236,815               -                -                       25,236,815
   Accounts receivable                                   -         272,761                -                          272,761
   Prepaid expenses and other current assets       350,094         301,039                -                          651,133
                                            ----------------------------------------------------------------------------------
Total current assets                            33,618,054         605,239                -                       34,223,293
Property, plant and equipment at cost            2,776,841         422,240                -                        3,199,081
   Less accumulated depreciation                   293,823         222,254                -                          516,077
                                            ----------------------------------------------------------------------------------
Net furniture and equipment                      2,483,018         199,986                -                        2,683,004
Intellectual property and other intangible                   -           -        6,022,585                        6,022,585
     assets                                                                                       (2)(3)(4)
Research and development tax credit                          -     299,936                -                          299,936
     receivable

Deferred acquisition costs                         449,911               -         (449,911)      (4)                      -
                                            ----------------------------------------------------------------------------------
Total assets                                $   36,550,983  $    1,105,161   $    5,572,674                   $   43,228,818
                                            ==================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities $      798,835  $      996,679   $        5,000       (1)         $    1,800,514
                                            ----------------------------------------------------------------------------------
Total current liabilities                          798,835         996,679                -                        1,800,514
Long-term debt                                           -         276,156                -                          276,156
 Minority interest in consolidated               1,345,073               -                -                        1,345,073
 subsidiaries
Stockholders' equity:

   Preferred stock, $.01 par value:

     Series B convertible preferred stock:               -               -                -                                -
     Series C convertible preferred stock:             936               -                -                              936
   Common stock, $.004 par value:

               Authorized      shares      -        62,089          41,435          (38,235)      (1)(2)              65,289
               30,000,000
   Additional paid-in capital                   60,508,452       1,752,700        5,844,100       (1)(2)          68,105,252
   Subscription receivable                            (422)              -                -                             (422)
   Foreign currency translation adjustment        (252,786)          2,077           (2,077)      (2)               (252,786)
   Deferred compensation                           (31,535)              -                -                          (31,535)
   Accumulated deficit                         (25,879,659)     (1,963,886)        (236,114)      (2)(3)         (28,079,659)
                                            ----------------------------------------------------------------------------------
 Total  stockholders' equity                    34,407,075        (167,674)       5,567,674                       39,807,075
                                            ----------------------------------------------------------------------------------
 Total liabilities and stockholders' equity $   36,550,983  $    1,105,161   $    5,572,674                   $   43,228,818
                                            ==================================================================================


SEE ACCOMPANYING NOTES

AVAX TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

          A. G.P.H. S.A. functional currency is the French Franc. For purposes of presentation herein, the Company's financial statements have been translated into the reporting currency of AVAX, the U.S. dollar. Translation rates used for assets and liabilities were end of period rates.

          1)   Record acquisition by issuing 800,000 shares of AVAX common stock and record $5,000 liability payable to selling shareholders.
          2)   Adjustment to reflect the elimination of Holdings stockholders'
               equity accounts.
          3) Purchase price allocated to intellectual property and other intangibles at estimated fair value, and in process research and development, which estimated fair value is recorded as an increase in accumulated deficit.
          4) Reclassify deferred acquisition costs, which related to capitalized costs associated with the acquisition, to Intellectual property and other intangible assets.

                             AVAX TECHNOLOGIES, INC.
                        COMBINED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                      SIX MONTHS ENDED JUNE 30, 2000
                                                              AVAX
                                                         TECHNOLOGIES,          (A)
                                                              INC.          G.P.H. S.A.         PRO-FORMA
                                                         CONSOLIDATED      CONSOLIDATED        ADJUSTMENTS           PRO-FORMA
                                                       ------------------ -----------------  ------------------ ------------------
                                                                    HISTORICAL
Revenues:
     Contract service revenue                            $           -     $       336,628   $             -    $         336,628

     Research funding revenue                                        -             264,326                 -              264,326
                                                         ----------------  ----------------  ------------------ ------------------

                                                                     -             600,954                 -              600,954
Costs and expenses:

  Cost of contract manufacturing                                     -             148,263                 -              148,263
  Research and development                        (1)        3,240,838             460,302           398,048            4,099,188
  Marketing and selling                                              -               8,343                 -                8,343
  General and administrative                      (3)        2,322,080             153,092            32,137            2,507,309
                                                         ----------------  ----------------  ------------------ ------------------
Total costs and expenses                                     5,562,918             770,000           430,185            6,763,103

                                                         ----------------  ----------------  ------------------ ------------------
Total operating loss                                        (5,562,918)           (169,046)         (430,185)          (6,162,149)
Other income (expense):
   Interest income                                             750,116               3,805                 -              753,921
   Minority interest in loss of
     consolidated subsidiary                                   158,983                   -                 -              158,983
   Other, net                                                        -                 586                 -                  586
                                                         ----------------  ----------------  ------------------ ------------------

Total other income (expense)                                   909,099               4,391                 -              913,490
                                                         ----------------  ----------------  ------------------ ------------------

Net loss attributable to common
   stockholders                                          $  (4,653,819)    $      (164,655)  $       (430,185)   $     (5,248,659)
                                                         ----------------  ----------------  ------------------ ------------------
Net loss per common share                                $        (.32)                                          $           (.35)
                                                         ================  ================  ==================  =================
Weighted average number of common
shares outstanding                                          14,408,136                                                 15,208,136
                                                         ================  ================  ==================  =================


SEE ACCOMPANYING NOTES.

                             AVAX TECHNOLOGIES, INC.
                        COMBINED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                      YEAR ENDED DECEMBER 31, 1999
                                                              AVAX
                                                          TECHNOLOGIES,           (A)
                                                        INC. CONSOLIDATED     G.P.H. S.A.       PRO-FORMA
                                                                             CONSOLIDATED      ADJUSTMENTS      PRO-FORMA
                                                        ------------------ ------------------ --------------   -------------
                                                                     HISTORICAL
Revenues:
     Contract service revenue                           $              -   $        474,779   $            -   $     474,779

     Research funding revenue                                          -            487,620                -         487,620
                                                        -----------------  -----------------  ---------------  -------------

                                                                       -            962,399                -         962,399
Costs and expenses:

  Cost of contract manufacturing                                       -            418,378                -         418,378
  Research and development                       (1)           5,175,695            785,068          796,096       6,756,859
  Marketing and selling                                                -            106,464                -         106,464
  General and administrative                     (3)           3,376,278            280,869           64,273       3,721,420
                                                        -----------------  -----------------  ---------------  -------------
Total costs and expenses                                       8,551,973          1,590,779          860,369      11,003,121

                                                        -----------------  -----------------  ---------------  -------------
Total operating loss                                          (8,551,973)          (628,380)        (860,369)    (10,040,722)
Other income (expense):
   Interest income                                               661,951             82,245                -         744,196
   Interest expense                                                    -             (7,639)               -          (7,639)
   Minority interest in loss of
     consolidated subsidiary                     (2)              22,459             17,717          (17,717)         22,459
   Other, net                                                          -            263,640                -         263,640
                                                        -----------------  -----------------  ---------------  -------------

Total other income (expense)                                     684,410            355,963          (17,717)      1,022,656
                                                        -----------------  -----------------  ---------------  -------------
Net loss attributable to common
   stockholders                                         $     (7,867,563)  $       (272,417)  $     (878,086)  $  (9,018,066)
                                                        -----------------  -----------------  ---------------  -------------

Net loss per common share                               $           (.74)                                           $   (.79)
                                                        -----------------  -----------------  ---------------  -------------
Weighted average number of common
shares outstanding                                            10,642,366                                          11,442,366
                                                        =================  =================  ================  ============


SEE ACCOMPANYING NOTES.

AVAX Technologies, Inc.

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

          A. G.P.H. S.A. functional currency is the French Franc. For purposes of presentation herein, the Companies financial statements have been translated into the reporting currency of AVAX, the U.S. dollar. Translation rates used for statement of operations amounts were translated using a weighted average rate for the period.

          (1) - Record amortization of intellectual property and other intangible assets on a straight line basis over a seven year period which is the average remaining life of the patents protecting the acquired intellectual property.

          (2) - Eliminate minority interest in loss of subsidiary. No minority interest exist after the acquisition.

          (3) - Record amortization of initial deferred acquisition costs incurred related to the acquisition. Amortized over a seven-year period.